                                                                  Exhibit 10.22


                            RENAL CARE GROUP, INC.

                      MEDICAL DIRECTOR SERVICES AGREEMENT
                               (GROUP PRACTICE)

                                   CONTENTS

ARTICLE I   SERVICES .............................................    1
      1.1   Engagement ...........................................    1
      1.2   Responsibilities .....................................    1
      1.3   Patient Care Manual ..................................    3
      1.4   Records ..............................................    3
      1.5   Medical Staff ........................................    3
      1.6   Coverage .............................................    3

ARTICLE II   TERM AND TERMINATION ................................    4
      2.1   Term .................................................    4
      2.2   Termination By Agreement .............................    4
      2.3   Termination Without Cause ............................    4
      2.4   Termination for Cause by the Company .................    4
      2.5   Termination for Cause by the Group ...................    4
      2.6   Effect of Termination or Expiration ..................    5

ARTICLE III   COMPENSATION .......................................    5
      3.1   Compensation .........................................    5
      3.2   Intentionally Omitted ................................    5
      3.3   Additional Effect of Termination .....................    5

ARTICLE IV   STATUS OF PARTIES ...................................    6
      4.1   Tax Status ...........................................    6
      4.2   No Agency ............................................    6
      4.3   Access to Records ....................................    6

ARTICLE V   INSURANCE ............................................    6
      5.1   Minimum Insurance Coverage ...........................    6
      5.2   Continuing Coverage ..................................    6
      5.3   Evidence of Coverage .................................    7

ARTICLE VI   REPRESENTATIONS .....................................    7
      6.1   Representations and Warranties .......................    7

ARTICLE VII   POST-EMPLOYMENT, CONFIDENTIALITY, NONCOMPETITION AND
NONSOLICITATION COVENANT .........................................    8
      7.1   Additional Covenants .................................    8

ARTICLE VIII   MISCELLANEOUS .....................................   10
      8.1   Notices ..............................................   10
      8.2   Amendments ...........................................   10
      8.3   Assignability ........................................   10
      8.4   Severability and Termination Provisions ..............   10
      8.5   Headings .............................................   10
      8.6   Entire Agreement .....................................   10
      8.7   Construction of the Agreement and Binding Effect .....   10
      8.8   Non-Waiver ...........................................   10
      8.9   Disputes and Governing Law ...........................   11

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                      MEDICAL DIRECTOR SERVICES AGREEMENT
                    (GROUP PRACTICE/FREESTANDING FACILITIES)


        THIS MEDICAL DIRECTOR SERVICES AGREEMENT (the "Agreement") is made and entered into this day of __ day of September, 1996, to be effective as provided for hereinbelow, by and between RENAL CARE GROUP, INC., a Delaware corporation (the "COMPANY"), and those individual physicians who are signatories hereto (the "GROUP").

                             W I T N E S S E T H:

        WHEREAS, the COMPANY owns and operates twenty-two renal dialysis facilities known as "RenalWest" (such facilities collectively referred to as "Facility") which provide outpatient and home dialysis services;

        WHEREAS, the COMPANY desires to engage a single group of nephrologists skilled in dialysis center administration to provide medical director services at the Facility;

        WHEREAS, the GROUP desires to provide medical director services to the COMPANY at the Facility, and is willing to engage for this purpose a physician or physicians licensed to practice medicine and prescribe drugs without restriction in the State of Arizona, who specialize in nephrology and dialysis services, and are experienced in dialysis center administration.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties as herein set forth, the receipt and sufficiency of such consideration being hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                   SERVICES

        1.1 ENGAGEMENT. The COMPANY shall engage the services of the GROUP and the GROUP shall provide services for the COMPANY as medical director of the Facility. In such capacity, the GROUP shall perform the services customarily performed by medical directors of dialysis facilities and such additional or other tasks related to the oversight of dialysis treatments being administered at the Facility as designated by the COMPANY. The GROUP shall devote its ability and effort to provide for the proper medical quality and conduct of the Facility and its operations; provided, however, operational decisions regarding the Facility shall be made solely by the COMPANY.

        1.2 RESPONSIBILITIES. Without limiting the generality of the foregoing, the GROUP shall provide the following services:

            (a) Ensure proper administration and execution of the Facility's patient care policies through the Facility's Head Nurse;

            (b) Provide medical expertise to the Facility's nursing staff through the Facility's Head Nurse;

            (c) Oversee the Facility's physical facilities and assets and the daily operation and maintenance of dialysis equipment;

            (d) Monitor the selection of the appropriate dialysis treatment modality and treatment setting for Facility patients in conjunction with patients' attending physician(s), if necessary;

            (e) Ensure policies are in place for assuring the availability of personnel capable of handling emergency situations should they arise;

            (f) Develop needs analyses and implement and monitor Facility training programs, including in-service training to patients;

            (g) Review and approve water analysis results and monthly culture reports; direct and monitor appropriate remedial steps as needed;

            (h) Participate in on-site governmental and managed care organization surveys upon request of the COMPANY; review federal, state and local survey reports and, as needed, participate in the development and implementation of appropriate plans of correction;

            (i) Require a physician to review all Facility incident reports, patient complaints and quality management reviews and implement corresponding actions, if necessary;

            (j) Make available to the members of the Facility's physicians an appropriate physician to serve in a counseling capacity and serve as the Facility's governing body representative to such physicians;

            (k) Make available an appropriate physician to attend periodic conferences upon request of the COMPANY's Medical Advisory Board;

            (l) Provide those other functions required of the Facility's medical director as generally required of medical directors in similar facilities;

            (m) Make recommendations to the COMPANY in keeping controllable costs of the Facility to a minimum;

            (n) Present recommendations to the Regional Chief Executive Officer, Regional Chief Operating Officer or the Executive Vice President, Chief Operating Officer of the COMPANY, Head Nurse of the Facility, or other persons designated by the COMPANY respectively, concerning policies and procedures for the Facility to be submitted for the COMPANY's Medical Advisory Board approval, which polices and procedures shall be in accordance with the requirements of Medicare and Medicaid and as well as with applicable state and federal laws, rules and regulations;

            (o) Make available an appropriate physician to act as liaison with the Facility's affiliated medical institutions and renal transplant centers;

            (p) Oversee the Facility's overall quality management program, procedures to promote the consistency and quality of all dialysis services provided at the Facility by physician and non-physician personnel and, subject to the direction or guidelines of the COMPANY, at all times operate the Facility so it is in compliance with all applicable governmental requirements;



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            (q) Cooperate with the COMPANY's insurance carriers and/or its designees regarding any claims, investigations or lawsuits involving the services provided hereunder and immediately notify the COMPANY upon receipt of notification of any such claim, investigation or lawsuit; and

            (r) Require its physicians to obtain and maintain from the Facility privileges sufficient to perform the obligations hereunder and meet COMPANY's quality standards as set by the Medical Advisory Board.

        1.3 PATIENT CARE MANUAL. The COMPANY shall advise the GROUP on federal regulatory compliance and modifications to such regulations. The GROUP shall advise the COMPANY on the Facility's compliance with governmental regulations including, but not limited to, those which require renal care facilities to maintain and implement a patient care policy and procedures manual describing:

            (a) The types of dialysis used in the Facility and the procedures followed in performance of each type of dialysis;

            (b) Procedures for implementing universal precautions for the prevention of disease transmission;

            (c) Procedures for properly handling blood-borne and infectious pathogens; and

            (d) A disaster readiness plan.

        1.4 RECORDS. The GROUP shall assure the current status of all medical and business records relating to the care and treatment of patients in the Facility in accordance with COMPANY policies and applicable regulations of governmental agencies. While the Head Nurse has day-to-day responsibility in this regard and the attending physician has the medical responsibility for the content of the medical record, the GROUP is ultimately responsible for the integrity and completeness of such records, including:

            (a) Patient long-term care plans, patient short-term care plans and medical histories;

            (b) Results of physical examinations and laboratory tests; and

            (c) Progress notes by all patient care staff, complete and legibly signed orders and discharge summaries.

        1.5 MEDICAL STAFF. The GROUP shall review the applications of physicians requesting to attend to patients at the Facility and forward a recommendation concerning such applications to the COMPANY's Medical Advisory Board. The GROUP shall maintain oversight of all disciplinary actions with regard to any matter of such physicians or patient care personnel as needed to assure the quality of services and conformity to COMPANY and Facility rules and policies.

        1.6 COVERAGE. The GROUP shall make available one or more physicians, at a minimum, to provide services at each site for their respective hours of operation. Should the Facility's patient case load increase, the COMPANY may increase the GROUP's on-site obligation coverage accordingly and the GROUP shall provide such coverage.



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                                  ARTICLE II
                             TERM AND TERMINATION

        2.1 TERM. This Agreement shall become effective as of 12:01 a.m. on September__, 1996 (the "Effective Date") and shall remain in full force and effect until 12:00 p.m. midnight on the Seventh (7th) anniversary of the Effective Date, unless otherwise earlier terminated as provided in this Article II (the "Initial Term"). This Agreement shall automatically renew for successive terms of three (3) year(s) duration each (the "Renewal Terms"), unless either party provides written notice of its election not to renew at least ninety (90) days prior to the expiration of a term or unless otherwise earlier terminated as provided in this Article II.

        2.2 TERMINATION BY AGREEMENT. If the COMPANY and the GROUP shall mutually agree in writing, this Agreement shall be terminated on the time and date stipulated therein.

        2.3 TERMINATION WITHOUT CAUSE. Either party may terminate this Agreement at the end of the Initial Term or any Renewal Term by giving ninety (90) days prior written notice to the other party of such intention to terminate.

        2.4 TERMINATION FOR CAUSE by the Company. The COMPANY may terminate this Agreement and all rights and liabilities created by this Agreement immediately, except for those relating to Article VII, at any time for cause including, but not limited to the GROUP's (or any one of its physician's(s')) dishonesty, misconduct, misappropriation of funds, disparagement of the COMPANY, the Facility or any of their representatives or employees, refusal to perform properly designated tasks, negligence in the performance of medical or other functions, suspension or revocation of the GROUP's license(s) to conduct business or any licenses or authorizations of its physician(s), including medical license(s), board certifications or board eligibility, medical staff membership(s), clinical privilege(s) or authorization(s) or ability to prescribe drugs, commission or conviction, including a plea of nolo contendere, of any felony or of any crime involving moral turpitude, act or omission that could be detrimental to the reputation of the Facility or the COMPANY, failure to perform or observe any of the terms or provisions of this Agreement, breach of any terms or provisions of this Agreement, reprimand by a federal or state regulatory or professional oversight board, any expulsion or other discipline by the medical staff or management of any health care facility where one of the physicians of the GROUP enjoys membership or clinical privileges, or failure of any of the GROUP's representations in this Agreement. The GROUP shall notify the COMPANY immediately upon learning of any event described in the foregoing sentence. Upon the occurrence of any event described herein this Section 2.4, the COMPANY agrees not to terminate this Agreement if: (A) with respect to an action or omission by an individual physician within ten (10) days of the COMPANY's request (i) the GROUP agrees that any GROUP physician who is the subject of such cause will not provide services under this Agreement, and (ii) such physician agrees to be placed on leave and not to practice at the Facility until a final determination is made that such actions or omissions constituting such cause did not occur or that such actions or omissions will not result in any disciplinary action against such physician, and if such a final determination is not reached, the physician agrees, at the request of the COMPANY, to tender immediately in writing a voluntary resignation of such physician's privileges to attend patients at the Facility or (B) with respect to any breach of any material term or provision of this Agreement by GROUP, within (30) days of the COMPANY's notice to the GROUP of its intent to terminate, the GROUP is able to remedy such occurrence.

        2.5 TERMINATION FOR CAUSE BY THE GROUP. The Group may terminate this Agreement for cause in the event that (a) the Company fails to perform or observe any material term or provision of this Agreement, (b) the Company breaches any material term or provision of this Agreement, or (c) the Company is reprimanded or disciplined by a federal or state regulatory or professional agency in a manner that adversely affects the public image of the Group. Upon the occurrence of any event described above in this Section 2.5,



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the Group agrees that it will not to terminate this Agreement if, within thirty
(30) days of the Group's notice to the Company of its intent to terminate, the Company is able to remedy such occurrence.

        2.6 EFFECT OF TERMINATION OR EXPIRATION.

            (a) Following the expiration of this Agreement or its termination for any reason, the GROUP shall not interfere with any action by the COMPANY to contract with any other individual or entity for the provision of medical director services.

            (b) Following the expiration or termination of this Agreement and the termination or resignation of a physician from the GROUP, the GROUP shall maintain for itself and each of the physicians provided hereunder, with an insurer licensed to transact insurance in the State of Arizona, prior acts coverage with policy limits and with a retroactive date sufficient to cover any claims arising out of acts which occurred from the Effective Date of this Agreement through and including the date of such termination or obtain an extended reporting endorsement for two (2) years, all as acceptable to the COMPANY. The GROUP shall provide evidence of such coverage to COMPANY upon request.

                                  ARTICLE III
                                 COMPENSATION

        3.1 COMPENSATION. In consideration of the services, covenants, and agreements agreed to be performed by the GROUP during the Initial or any Renewal Term of this Agreement, the COMPANY shall pay the GROUP an amount equal to the sum of Eight Hundred Forty Thousand Dollars ($840,000) per year, payable monthly in advance. The GROUP agrees to accept this payment by the COMPANY as the total compensation for all services, covenants and agreements pursuant to this Agreement; provided however, ninety (90) days prior to each annual anniversary of the Effective Date of the Initial Term and any Renewal Term, the parties shall discuss in good faith whether any adjustment to the compensation described in Article III herein would be appropriate to reflect the value of the services provided hereunder by the GROUP and the medical director services required by the Facility for each year of this Agreement and to reflect any changes in reimbursement levels for services provided by the Facilities or the economics of owning and operating the facilities in each case with a view to determining the fair market value of the services provided herein. No change to the compensation shall be made unless both the parties agree in writing and any such change shall be effective for at least twelve (12) months from the effective date of such change.

        3.2 INTENTIONALLY OMITTED.

        3.3 ADDITIONAL EFFECT OF TERMINATION. If either the COMPANY or the GROUP terminates this Agreement or it expires before the end of a Facility pay period, the compensation shall be pro-rated on a daily basis for purposes of calculating the amount of compensation due GROUP through the date of termination or expiration. The COMPANY may offset any sums owing it due from GROUP from such owed sums.

                                  ARTICLE IV
                               STATUS OF PARTIES

        4.1 TAX STATUS. It is mutually understood that the physician(s) to be engaged to perform the services required hereunder are to be engaged by the GROUP, and shall under no circumstances be considered the employee(s) of the COMPANY or the Facility. The GROUP shall be responsible for any payroll and similar taxes related to its engagement of the physician(s), and neither the GROUP nor its physician(s) shall be entitled to any benefits afforded to the employees of the COMPANY. The GROUP agrees to indemnify and



                                     - 5 -
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hold the COMPANY harmless from any and all loss or liability arising with respect to such payments, withholdings and benefits, if any. In the event the United States Internal Revenue Service ("IRS") should question or challenge the worker status of the GROUP or its physicians, the parties hereto mutually agree that both the GROUP and the COMPANY shall have the right to participate in any discussion or negotiation occurring with the IRS, irrespective of or by whom such discussions or negotiations are initiated; and, each party shall notify the other in advance of any planned meeting or discussion.

        4.2 NO AGENCY. Except as required in the ordinary and customary conduct of its responsibilities as set forth in Section 1.2, the GROUP shall not have the right or authority and hereby expressly covenants not to enter into a contract in the name of the COMPANY or otherwise bind the COMPANY, in any way, without the express written consent of the COMPANY. The GROUP shall hold the COMPANY harmless from any loss attributable to a violation of this covenant. However, GROUP shall advise and assist the COMPANY in securing and retaining contracts in the name and for the account of the COMPANY with such individuals or entities necessary for the proper and efficient functioning of the Facilities.

        4.3 ACCESS TO RECORDS. If it is ultimately determined that ss. 952 of the Omnibus Reconciliation Act of 1980 applies to this Agreement, then until the expiration of four (4) years after the furnishing of services provided under this Agreement, the GROUP will make available to the Secretary of the United States Department of Health and Human Services, the United States Comptroller General, and their representatives, this Agreement and all books, documents and records necessary to certify the nature and extent of the costs of those services. If the GROUP carries out the duties of this Agreement through a subcontract worth $10,000 or more over a twelve-month period with a related organization, the subcontract will also contain an access clause to permit access by the Secretary, Comptroller General, and their representatives to the related organization's books, documents and records.

                                   ARTICLE V
                                   INSURANCE

        5.1 MINIMUM INSURANCE COVERAGE. The GROUP shall purchase and maintain at its expense for itself and each of the physicians professional and general liability insurance coverage from a commercial insurance company licensed to transact insurance in the State of Arizona and acceptable to the COMPANY in an amount equal to the higher of One Million Dollars ($1,000,000.00) per claim and Three Million Dollars ($3,000,000) in the aggregate per year, (the "Minimum Coverage") or such greater amount required by a governmental entity.

        5.2 CONTINUING COVERAGE. In the event that the GROUP switches from its present "occurrence" coverage to "claims made" coverage and then if the GROUP thereafter either changes insurance carriers for any reason or switches from "claims made" to "occurrence" coverage, or has the Minimum Coverage terminated for any reason, then the GROUP shall obtain the requisite Minimum Coverage with prior acts coverage containing a retroactive date sufficient to cover any claims arising out of acts which occurred from the Effective Date of this Agreement through and including the expiration date of the current coverage.

        5.3 EVIDENCE OF COVERAGE. On execution of this Agreement and annually thereafter or on reasonable request, the GROUP shall provide the COMPANY with certificates of insurance or other written instruments acceptable to the COMPANY evidencing purchase of the requisite Minimum Coverage for itself and each of the GROUP's physicians. The GROUP shall notify the COMPANY at least sixty (60) days prior to the voluntary cancellation or termination of any Minimum Coverages and immediately upon receipt of any notice of involuntary cancellation or termination of any Minimum Coverages.



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                                  ARTICLE VI
                                REPRESENTATIONS

        6.1 REPRESENTATIONS AND WARRANTIES. In performing services under this Agreement, the GROUP covenants and warrants that it:

            (a) Is licensed to conduct its business in the State of Arizona, and shall engage only physician(s) who are licensed without restriction to practice medicine in such state and who never have had any such license in this or any other state limited, withdrawn, suspended, subject to reprimand, curtailed, placed on probation or revoked;

            (b) Shall engage only physician(s) who is(are) board eligible or board certified in the specialty of nephrology as recognized by the American Board of Medical Specialists;

            (c) Shall engage only physician(s) who is(are) a member(s) of the active medical staff of a local hospital and has(have) adequate experience or training in the care of patients at an end stage renal disease treatment facility;

            (d) Shall engage only physician(s) who has(have) never been denied membership or reappointment to membership on the medical staff of any health care facility, and no health care facility medical staff membership or clinical privileges of a physician have ever been limited, suspended, curtailed, revoked, placed on probation or withdrawn, subject to reprimand whether voluntarily or as a result of action (either formal or informal) initiated by any health care facility or its medical staff;

            (e) Shall require its physician(s) to use their best and most diligent efforts and professional skills and judgment in rendering services under this Agreement;

            (f) Shall require its physician(s) to perform professional services and shall render care to patients in accordance with and in a manner consistent with appropriate standards and the ethics of the medical profession and as necessary for the Facility to maintain compliance with applicable governmental laws and regulations;

            (g) Shall require its physician(s) to immediately notify the COMPANY of any denial, suspension, revocation or curtailment of licensure or certification status, medical staff membership or clinical privileges held by such physician(s) with any state, company, payor or health care facility;

            (h) Has notified the COMPANY of each action or claim alleging professional negligence filed or asserted against any engaged physician within the previous two (2) years and a current status and/or ultimate resolution of such claim and will immediately notify the COMPANY in writing of its receipt of any action, claim or lawsuit alleging professional negligence lodged against any engaged physician individually or against any partnership, professional corporation or association with which any engaged physician is affiliated;

            (i) Shall, for itself, and for each physician provided hereunder, immediately notify the COMPANY of any sanction, threatened sanction, investigation or proceeding by any governmental agency or any entity regarding its or such physician's(s') participation in the Medicare, Medicaid program or any third party payor program in which the CENTER participates; and



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

            (j) Shall cause each physician within the GROUP or other physicians performing services on behalf of the GROUP hereunder (as may be approved by the COMPANY), to execute this Agreement (i) demonstrating each physician's understanding of this Agreement and its provisions, including the understanding that he or she will not retain privileges at the Facility if this Agreement is terminated or if their employment or contractual relationship with the GROUP is terminated for any reason, and (ii) agreeing to be bound by Article VII as provided therein.

        The COMPANY may in its sole discretion make exceptions to the foregoing representations and warranties on a case by case basis based upon the facts provided to the COMPANY by the GROUP.


                                  ARTICLE VII
                        CONFIDENTIALITY, NONCOMPETITION
                         AND NONSOLICITATION COVENANT

        7.1  ADDITIONAL COVENANTS.

            (a) The GROUP agrees that, during the term of this Agreement and for a period of three (3) years after the termination of this Agreement, the GROUP will not in any manner, directly or indirectly, by itself or in conjunction with any other person, (i) conduct any of the activities or perform any of the responsibilities delineated in Article I ("Services") of this Agreement for any business entity that is competitive with the business of the COMPANY or (ii) establish or own any financial, beneficial or other interest in (other than an interest consisting of less than one percent (1%) of a class of publicly traded security), make any loan to or for the benefit of, or render any managerial, marketing or other business advice, to any entity that is then conducting activities that are competitive with those of the business of the COMPANY, in either case within a seventy-five (75) mile radius of the Facility. For purposes of this Article, the "business of the COMPANY" shall mean owning or operating a renal dialysis center, unit or facility or providing renal dialysis supplies or services to any other center, unit or facility or any acute care facility or any home renal dialysis patient, including the provision of pharmaceuticals or laboratory services.

        The terms and provisions of this Article VII shall also apply to each physician of the GROUP or other physician performing services on behalf of the GROUP hereunder (as may be approved by the COMPANY), any member or shareholder of any professional corporation or association of which a GROUP is a shareholder or any person with whom the GROUP is associated in partnership and in or with respect to which by virtue of said professional corporation or partnership the GROUP receives an indirect financial benefit. With respect to the persons identified in this paragraph, the time periods applicable to this Article VII shall begin on the earlier of (i) the termination or expiration of this Agreement or (ii) a physician's departure from the GROUP or a physician cessation of services hereunder on behalf of the GROUP.

            (b) The GROUP further agrees that during the term of this Agreement and for a period of three (3) years after the termination of this Agreement, the GROUP will keep confidential and not directly divulge, or allow through reasonable care to be divulged to anyone, or use or otherwise appropriate for the GROUP's own benefit or for the benefit of others, any knowledge or information of a confidential nature with respect to the business of the COMPANY, COMPANY itself, or any of its affiliates, including all trade secrets, pricing information, marketing information or technical information (hereinafter referred to as the "Confidential Data"), except for (i) a disclosure that is required by law; or (ii) information that has been made generally available to the public by the act of one who has the right to disclose such information. The GROUP hereby acknowledges and agrees that the prohibitions against disclosure of Confidential Data recited herein are in addition to, and not in lieu of, any rights or remedies which the COMPANY may have available pursuant to the laws of any jurisdiction or at common law to prevent the disclosure of confidential information, and the enforcement by the COMPANY of its rights and remedies pursuant hereto shall not be construed as a waiver of any other rights or available remedies which the COMPANY may possess in law or equity. The GROUP acknowledges that the COMPANY has taken reasonable and appropriate steps to ensure the confidentiality and non-disclosure of all such Confidential Data.

            (c) The GROUP also agrees that during the term of this Agreement and for a period of three (3) years after the termination of this Agreement, the GROUP will not, for its own benefit or the benefit of others, solicit any person or entity that has or has had, or disrupt or attempt to disrupt, any relationship, contractual or otherwise, with the COMPANY (including any patient, payor, physician, provider, managed care organization or supplier) at any time during the GROUP's Agreement with the COMPANY, for the purpose of assisting, or creating such a relationship for, any business entity that is competitive with the business of the COMPANY.

            (d) The GROUP further agrees that during the term of this Agreement and for a period of three (3) years after the termination of this Agreement, the GROUP shall not induce, nor attempt to induce, any employee of the COMPANY, or any of its affiliates, to terminate his or her association with the COMPANY or any of its affiliates.

            (e) These covenants are considered by the parties hereto to be fair, reasonable and integral for the protection of the COMPANY. The parties mutually agree that if a violation of any of these covenants occurs, such violation or any threatened violation will cause irreparable injury to the COMPANY and the remedy at law for any such violation or threatened violation will be inadequate. The parties acknowledge that these covenants will survive, and remain in effect and enforceable after, termination of this Agreement.

            (f) Nothing in these covenants shall be deemed to prohibit the physicians of the GROUP from exercising their medical judgment concerning the medical treatment of a patient in any manner whatsoever in any location whatsoever, and shall not be deemed to require the referral of any such patient to any facility of the COMPANY or any of its affiliates. The GROUP acknowledges that enforcement of this covenant will not prevent a physician of the GROUP from earning a living by practicing medicine or nephrology.

            (g) The GROUP hereby further agrees that prior to the engagement of any physician as an independent contractor or the employment of a physician to perform services for the patients or medical practice of the GROUP, the GROUP will require as a condition of said physician's engagement or employment that the physician enter into a supplemental non-compete agreement with the COMPANY like the one contained within. It is expressly understood and agreed by the GROUP that its promises in this subparagraph (g) have served as a material inducement to the COMPANY to enter into this Agreement.

                                 ARTICLE VIII
                                 MISCELLANEOUS

        8.1 NOTICES. Any notices to be given under this Agreement shall be deemed given if sent U.S. certified mail, return receipt requested, to the parties at the following addresses:

        GROUP:                             c/o _______________, M.D.

                                           ------------------------
                                           ------------------------
                                           ------------------------
                                           ------------------------

        COMPANY:                           Renal Care Group, Inc.
                                           2100 West End, Suite 800
                                           Nashville, Tennessee  37202
                                           Attn:  Chief Financial Officer
                                                  and Chief Operating Officer

        If either party desires to change either the address or the person to whom notice is to be given, such change must be done in writing delivered to the parties.

        8.2 AMENDMENTS. This Agreement may be amended at any time by mutual agreement of the parties hereto, but any such amendment shall not be operative or valid unless the same is reduced to writing and approved by the parties hereto.

        8.3 ASSIGNABILITY. This Agreement shall not be assignable by either party and neither party shall assign any of its rights or obligations under this Agreement without consent of the other party; provided that the GROUP may assign this agreement to an entity owned by the GROUP.

        8.4 SEVERABILITY AND TERMINATION PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws in effect during the term of this Agreement, the legality, validity or enforceability of the remaining provisions of this Agreement shall not be affected thereby, and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be legal, valid and enforceable.

        8.5 HEADINGS. The headings of this Agreement are inserted for convenience only and are not to be considered in construction of the provisions hereof.

        8.6 ENTIRE AGREEMENT. This Agreement constitutes the full contract and agreement of the parties, superseding all prior or contemporaneous agreements, either oral or written.

        8.7 CONSTRUCTION OF THE AGREEMENT AND BINDING EFFECT. This Agreement shall be construed and interpreted according to the laws of the State of Tennessee.

        8.8 NON-WAIVER. The failure of either party to exercise any of its rights under this Agreement for a breach thereof shall not be deemed to be a waiver of such rights or a waiver of any subsequent breach.

        8.9 DISPUTES AND GOVERNING LAW. The parties agree that any dispute arising in connection with, or relating to, this Agreement or the termination of this Agreement, to the maximum extent allowed by applicable law, shall be subject to resolution through informal methods and, failing such efforts, through arbitration. Either party may notify the other party of the existence of a dispute by written notice to the address indicated hereinabove. The parties shall thereafter attempt in good faith to resolve their differences within thirty (30) days after the receipt of such notice. If the dispute cannot be resolved within such 30-day period, either party may file a written demand for arbitration with the other party. The arbitration shall proceed in accordance with the terms of the Federal Arbitration Act and the rules and procedures of the American Arbitration Association. A single arbitrator shall be appointed through the American Arbitration Association's procedures to resolve the dispute.

        The parties agree that in the event arbitration is necessary, the laws of the State of Arizona and any applicable federal law shall apply. The place of the arbitration shall be Phoenix, Arizona.

        The award of the arbitrator shall be binding and conclusive upon the parties. Either party shall have the right to have the award made the judgment of a court of competent jurisdiction in the State of Arizona or Tennessee.




                           [Signatures on Next Page]

        IN WITNESS WHEREOF, the parties have executed this Medical Director Services Agreement on the day and year first above written to be effective as provided hereinabove.

        COMPANY:                     RENAL CARE GROUP, INC.


                                     By: /s/
                                        ----------------------------------

                                     Title:
                                           -------------------------------

        GROUP:

Each physician executing below acknowledges that he or she has read and understood the terms of this Agreement and hereby makes the acknowledgment set forth in Section 6(j) and agrees that he or she is bound by Article VII as provided therein.


                                                                        (Seal)
                                        --------------------------------------
                                                                  , M.D.
                                        --------------------------

                                                                        (Seal)
                                        --------------------------------------
                                                                  , M.D.
                                        --------------------------

                                                                        (Seal)
                                        --------------------------------------
                                                                  , M.D.
                                        --------------------------

                                                                        (Seal)
                                        --------------------------------------
                                                                  , M.D.
                                        --------------------------

                                                                        (Seal)
                                        --------------------------------------
                                                                  , M.D.
                                        --------------------------

                                                                        (Seal)
                                        --------------------------------------
                                                                  , M.D.
                                        --------------------------

                                                                        (Seal)
                                        --------------------------------------
                                                                  , M.D.
                                        --------------------------

                                                                        (Seal)
                                        --------------------------------------
                                                                  , M.D.
                                        --------------------------

                                                                        (Seal)
                                        --------------------------------------
                                                                  , M.D.
                                        --------------------------

Each physician executing below acknowledges that he or she has read and understood the terms of this Agreement and hereby makes the acknowledgment set forth in Section 6(j) and agrees that he or she is bound by Article VII as provided therein.


                                        /s/ Dr. Sean O'Regan            (Seal)
                                        --------------------------------------
                                        Sean O'Regan              , M.D.
                                        --------------------------

                                        /s/ Richard                     (Seal)
                                        --------------------------------------
                                        Richard                   , M.D.
                                        --------------------------

                                        /s/                             (Seal)
                                        --------------------------------------
                                                                  , M.D.
                                        --------------------------

                                        /s/ Ronald Hyde                 (Seal)
                                        --------------------------------------
                                        Ronald Hyde               , M.D.
                                        --------------------------

                                        /s/                             (Seal)
                                        --------------------------------------
                                                                  , M.D.
                                        --------------------------

                                        /s/ Berne Yee                   (Seal)
                                        --------------------------------------
                                        Berne Yee                 , M.D.
                                        --------------------------

                                        /s/ William E. Smith            (Seal)
                                        --------------------------------------
                                        William E. Smith          , M.D.
                                        --------------------------

                                        /s/ David Reichert              (Seal)
                                        --------------------------------------
                                        David Reichert            , M.D.
                                        --------------------------

                                        /s/ Gary Birnbaum               (Seal)
                                        --------------------------------------
                                        Gary Birnbaum             , M.D.
                                        --------------------------

                                        /s/                             (Seal)
                                        --------------------------------------

                                                                  , M.D.
                                        -------------------------

                                        /s/ Kenneth                     (Seal)
                                        --------------------------------------

                                        Kenneth                   , M.D.
                                        ------------------------

                                        /s/ Kenneth Johnson             (Seal)
                                        -------------------------------------

                                        Kenneth Johnson           , M.D.
                                        ------------------------

                                        /s/ Jeffrey                     (Seal)
                                        --------------------------------------

                                        Jeffrey                   , M.D.
                                        --------------------------

                                        /s/                             (Seal)
                                        --------------------------------------
                                                                  , M.D.
                                        --------------------------

                                        /s/                             (Seal)
                                        --------------------------------------
                                                                  , M.D.
                                        --------------------------

                                        /s/                             (Seal)
                                        --------------------------------------
                                                                  , M.D.
                                        --------------------------

                                                                        (Seal)
                                        --------------------------------------
                                                                  , M.D.
                                        --------------------------

                                                                        (Seal)
                                        --------------------------------------
                                                                  , M.D.
                                        --------------------------

                                                                        (Seal)
                                        --------------------------------------
                                                                  , M.D.
                                        --------------------------

                                                                        (Seal)
                                        --------------------------------------
                                                                  , M.D.
                                        --------------------------

                                                                        (Seal)
                                        --------------------------------------
                                                                  , M.D.
                                        --------------------------